Exhibit 10.12

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of March 26, 2003 (this “Agreement”), by and among Lazard Funding Limited LLC, a limited liability company organized under the laws of the State of Delaware (“Issuer”), Lazard LLC, a limited liability company organized under the laws of the State of Delaware (“Guarantor”), and Banca Intesa S.p.A., a company organized under the laws of the Republic of Italy (“Buyer”, and, together with Guarantor and Issuer, the “Parties” and each “Party”).

WHEREAS, as contemplated by that certain Master Terms of Agreement, dated as of September 9, 2002, between Guarantor and Buyer (as amended and restated as of November 21, 2002, and including Annex A and Annex B thereto and the September 9, 2002 related cover letter), and that certain Master Transaction and Relationship Agreement, dated as of the date hereof, by and among Guarantor, Buyer and Lazard & Co. S.r.l., a Società a responsabilità limitata organized under the laws of the Republic of Italy (the “Transaction Agreement”), Buyer shall purchase from Issuer, and Issuer shall issue to Buyer, the US$150,000,000 (One Hundred and Fifty Million US Dollar) subordinated convertible note attached hereto as Exhibit A (the “$150 Million Note”) and immediately after the consummation of the CB Investment (as defined in the Transaction Agreement) the US$50,000,000 (Fifty Million US Dollar) subordinated convertible note attached hereto as Exhibit B (the “$50 Million Note,” and together with the $150 Million Note, the “Notes” and each a “Note”) on the terms and subject to the conditions set forth herein;

WHEREAS, simultaneously with the purchase of the $150 Million Note, Guarantor and Buyer will enter into that certain Guaranty, in the form attached hereto as Exhibit C (the “Guaranty”), whereby Guarantor will guarantee the payment obligations of Issuer under each of the Notes upon issuance of each Note; and

WHEREAS, the Board of Directors of each of Buyer, Issuer and Guarantor has determined that this Agreement and the transactions contemplated hereby are in furtherance of and consistent with its business strategies and are in the best interest of its stockholders or members, as applicable, and has approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1. Purchase of $150 Million Note. On the date hereof, (such date, the “Initial Purchase Date”), Buyer shall purchase from Issuer, and Issuer shall issue and sell to Buyer, for an aggregate purchase price in cash of US$150,000,000 (One Hundred and Fifty Million US Dollars) (the “Initial Note Purchase Price”), the $150 Million Note (the “Initial Note Purchase”).

2. Purchase of $50 Million Note. In the event that Guarantor elects to make the CB Investment, immediately after the consummation of that certain CB Investment and the deposit in the Escrow Account (as defined herein) of the CB Note (as defined in the Transaction

Agreement) for the purposes of securing the discharge of the Issuer’s obligations under each of the Notes (the date of such event, the “Second Purchase Date”), Buyer shall purchase from Issuer, and Issuer shall issue and sell to Buyer, for an aggregate purchase price in cash of US$50,000,000 (Fifty Million US Dollars) (the “Second Note Purchase Price”), the $50 Million Note (the “Second Note Purchase”).

3. Initial Closing. The closing of the Initial Note Purchase (the “Initial Closing”) shall occur at 10:00 a.m., Milan time, on the Initial Purchase Date at the offices of Pedersoli Lombardi e Associati, Milan, Italy, unless otherwise agreed to by the Parties in writing. At the Initial Closing, (x) Buyer will pay an amount in cash equal to the Initial Note Purchase Price to Issuer by wire transfer of immediately available funds to an account designated in writing at least 3 Business Days (as defined in the Transaction Agreement) prior thereto by Issuer, (y) Issuer will issue to Buyer and Buyer will accept the $150 Million Note, in the form of the $150 Million Note attached hereto as Exhibit A, and (z) Guarantor and Buyer shall enter into the Guaranty in the form attached hereto as Exhibit C.

4. Second Closing. The closing of the Second Note Purchase (the “Second Closing”) shall occur at 10:00 a.m., Milan time, on the Second Purchase Date at the offices of Pedersoli Lombardi e Associati, Milan, Italy, unless otherwise agreed to by the Parties in writing. At the Second Closing, (y) Buyer will pay an amount in cash equal to the Second Note Purchase Price to Issuer by wire transfer of immediately available funds to an account designated in writing at least 3 Business Days prior thereto by Issuer, and (z) Issuer will issue to Buyer and Buyer will accept the $50 Million Note, in the form of the $50 Million Note attached hereto as Exhibit B.

5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Buyer, on each of the Initial Purchase Date (with respect to the $150 Million Note only) and the Second Purchase Date (with respect to the $50 Million Note only), that:

(a) Company Authorization. Issuer has all necessary company power and authority to execute and deliver this Agreement and each of the Notes, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein to be consummated by Issuer. The execution and delivery by Issuer of this Agreement and each of the Notes and the performance of its obligations hereunder and thereunder, and the consummation by Issuer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company action (including by the Board of Directors of Issuer), and no other corporate approvals, veto or equivalent rights exercisable by “members” of the Issuer (as such term is used in the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.) in their capacity as such are applicable to the authorization and consummation of the transactions contemplated by this Agreement and each of the Notes or, if applicable, such approvals, veto or equivalent rights have been duly waived. This Agreement constitutes a valid and binding agreement of Issuer, enforceable against Issuer in accordance with its terms (assuming that this Agreement is duly executed and delivered by and is valid and binding as against Buyer). As of the Initial Closing, the $150 Million Note, when issued in accordance with the terms of this Agreement, shall constitute a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms. As of the Second Closing, the

$50 Million Note, when issued in accordance with the terms of this Agreement, shall constitute a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

(b) No Conflicts. The execution and delivery of this Agreement by Issuer does not, and the execution and delivery of each Note by Issuer will not when such Note is issued in accordance with the terms of this Agreement, and the performance by Issuer of its obligations under this Agreement and, when issued in accordance with the terms of this Agreement, neither of the Notes will, (i) constitute or give rise to a default under any material financing agreement or instrument existing on the date hereof and binding upon Issuer, or (ii) violate the terms of any other contract or agreement to which Issuer is a party, except for any such default or violation that would not have a material adverse effect on the financial condition or business of Guarantor and its subsidiaries, taken as a whole.

6. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Buyer, on each of the Initial Purchase Date (with respect to the $150 Million Note only) and the Second Purchase Date (with respect to the $50 Million Note only), that:

(a) Company Authorization. Guarantor has all necessary company power and authority to execute and deliver this Agreement and Guaranty and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein to be consummated by Guarantor. The execution and delivery by Guarantor of this Agreement and the Guaranty, the performance of its obligations hereunder and thereunder, and the consummation by Guarantor of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company action (including by the Board of Directors of Guarantor), and no other corporate approvals, veto or equivalent rights exercisable by “members” of Guarantor (as such term is defined in the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.) (“Members”) under the Third Amended and Restated Operating Agreement of Lazard LLC, dated as of January 1, 2002, as amended as of January 10, 2003 and as may be further amended or supplanted from time to time, the “Operating Agreement”) in their capacity as such, are applicable to the authorization and consummation of the transactions contemplated by this Agreement and the Guaranty or, if applicable, such approvals, veto or equivalent rights have been duly waived. This Agreement constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms (assuming that this Agreement is duly executed and delivered by and is valid and binding as against Buyer and Issuer). The Guaranty, when entered into in accordance with this Agreement, shall constitute a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms (assuming that this Agreement is duly executed and delivered by and is valid and binding as against Buyer).

(b) No Conflicts. The execution and delivery of this Agreement by Guarantor does not, and the execution and delivery of the Guaranty by Guarantor will not, and the performance by Guarantor of its obligations under this Agreement and the Guaranty will not, (i) constitute or give rise to a default under any financing agreement or instrument existing on the date hereof and binding upon Guarantor, or (ii) violate the terms of any other contract or agreement to which Guarantor is a party, except for any such default or violation that would not have a material adverse effect on the financial condition or business of Guarantor and its subsidiaries, taken as a whole.

(c) Buyer Not a Member. In the event that Buyer becomes a holder of a Goodwill Right (as defined in the Guaranty) upon conversion in accordance with the terms of such Note, Guarantor will not treat Buyer as a Member and Buyer will not become a Member pursuant to any agreement to which either Guarantor or any of its controlled affiliates is a party.

(d) Protections for Goodwill Rights. The protections applicable to holders of Class A-2(1) Goodwill Interests under the Operating Agreement in respect of Class A-2(1) Goodwill Interests shall, upon conversion of the applicable Note and issuance of the applicable Goodwill Right, be applicable to the holder of such Goodwill Right, except as otherwise provided in the Guaranty, notwithstanding the provision of Section 6(c) above and the fact that a non-Member does not have the rights described in the Operating Agreement and the other Governing Agreements (as defined in the Operating Agreement) of Guarantor. In connection with and upon issuance of such Goodwill Right, no approvals by Guarantor or any Members, in their capacity as such, shall be required for, and no veto or equivalent rights of Guarantor or any Members, in their capacity as such, shall apply to, the calculation of amounts payable under, and the payment of amounts to the holder thereof pursuant to, such Goodwill Rights by Guarantor in accordance with the terms of such Goodwill Right, except for such approvals and veto or equivalent rights that would not adversely affect Guarantor’s ability to make such calculations or such payments in any respect.

(e) Regulatory Compliance. Guarantor is in compliance with all governmental regulations applicable to Guarantor, except where the failure to be in such compliance would not (i) have a material adverse effect on the business of Guarantor and its subsidiaries, taken as a whole or (ii) adversely affect the ability of Guarantor to perform its financial obligations under the Guaranty in any material respect.

(f) Continuation of Business. Guarantor (in its own capacity or through its subsidiaries) is in the investment banking business.

7. Representations and Warranties of Buyer. Buyer hereby represents and warrants, on each of the Initial Purchase Date (with respect to the $150 Million Note only) and the Second Purchase Date (with respect to the $50 Million Note only), that:

(a) Corporate Authorization. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, each of the Notes and the Guaranty, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein to be consummated by Buyer. The execution and delivery of this Agreement, each of the Notes and the Guaranty by Buyer, the performance of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action (including by the Board of Directors of Buyer), and no other corporate approvals (including shareholder votes) are applicable to the authorization and consummation of the transactions contemplated by the Agreement, each of the Notes and the Guaranty. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (assuming this Agreement is duly executed and delivered by and is valid and binding as against Guarantor and Issuer). The $150 Million Note, when issued in accordance with this Agreement, and the $50 Million Note, when issued in accordance with this Agreement, shall constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms (assuming that each such Note is duly executed and delivered by and is valid and binding as against Issuer). The Guaranty, when entered into in accordance with this Agreement, shall constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (assuming that the Guaranty is duly executed and delivered by and is valid and binding as against Guarantor).

(b) No Conflicts. The execution and delivery of this Agreement by Buyer does not, the execution and delivery of each of the Notes and the Guaranty by Buyer will not, and the performance by Buyer of its obligations under this Agreement, each of the Notes and the Guaranty will not, (i) constitute or give rise to a default under any financing agreement or instrument existing on the date hereof and binding upon Buyer, or (ii) violate the terms of any other contract or agreement to which Buyer is a party, except for any such default or violation that would not have a material adverse effect on the financial condition or business of Buyer and its subsidiaries, taken as a whole.

8. Escrow.

(a) Immediately prior and as a condition precedent to the Second Closing, Guarantor shall deposit the CB Note into an escrow account (the “Escrow Account”) to secure Guarantor’s obligations under the Guaranty pursuant to an escrow agreement to be entered into by and between Guarantor and Buyer (the “Escrow Agreement”) on the terms and subject to the conditions set forth herein. The Escrow Agreement shall be governed by the laws of the State of New York, and shall contain the terms and conditions set forth in this Section 8 and such other terms and conditions as shall be reasonably agreed to by Guarantor and Buyer. The Escrow Account shall be held at a money-center bank to be agreed upon by Guarantor and Buyer. If, at any time between the date on which the CB Note is deposited into the Escrow Account and the date of termination of the Escrow Account, the Corporate Bank (as defined in the CB Investment Agreement, dated as of the date hereof, by and among Guarantor, Buyer and, upon the addition of the Corporate Bank (as defined in such agreement) as a signatory thereto, the Corporate Bank (the “CB Investment Agreement”)) shall pay all or any part of the outstanding principal amount of the CB Note, the proceeds thereof shall be immediately deposited into the Escrow Account. The amount so deposited shall be used to purchase a AAA-rated bond or note or similarly rated securities as shall be reasonably agreed by Buyer and Issuer. Notwithstanding anything to the contrary set forth herein, any interest paid on the CB Note or on such bonds, notes or securities shall not be deposited into the Escrow Account to secure the Guarantor’s obligations under the Guaranty but shall be paid to Guarantor directly.

(b) All amounts held in the Escrow Account shall be immediately released to Guarantor, and the Escrow Account shall terminate, on the earlier of (x) the conversion of the Notes pursuant to the Guaranty, (y) the full repayment of the Notes or (z) a breach of any of the representations and warranties contained in Section 3.6 of the CB Investment Agreement (as provided for in Section 5.5 of the CB Investment Agreement and Section 3(c) of the CB Note); provided, however, that with respect to clause (z) of this Section 8, in the event the $50 Million Note is outstanding as of the Prepayment Date (as defined in the CB Investment Agreement), immediately after Buyer shall transfer the $50 Million Note to Guarantor pursuant to Section 22 (A) an amount held in the Escrow Account equal to the difference, if positive, between (x) the

CB Note Proceeds (as defined in the CB Investment Agreement) and (y) $50 Million Lazard Note Proceeds (as defined in the CB Investment Agreement) shall be immediately released from the Escrow Account to the Guarantor, and (B) simultaneously therewith the CB Note Proceeds (less any amounts payable to Guarantor pursuant to clause (A) above) shall be released from the Escrow Account to the Buyer.

(c) For the purposes of payments under the Guaranty and the Notes, the CB Note shall be valued at an amount equal to the outstanding principal on the CB Note at the time of such repayment, plus accrued but unpaid interest.

(d) Guarantor shall be entitled to cause the immediate release of all or a portion of the amount in such Escrow Account to Buyer (or the applicable holder of the Note(s)) as contemplated by the Guaranty or pursuant to the $50 Million Note.

9. Confidentiality. The Parties agree that the confidentiality provisions of the Transaction Agreement contained in Section 8.2 thereof are hereby incorporated herein by reference and shall be binding upon the Parties as if such provisions were set forth fully herein.

10. Tax Matters. The Parties shall treat each of the Notes as debt of Guarantor for all United States federal, state and local tax purposes, and in any and all communications (including any tax return filings) with United States taxing authorities provided, however, that the Notes shall be treated as debt of Guarantor, Issuer or another appropriate affiliate of Guarantor (taking into account transfers of interests in Issuer or entity classification elections) for United States federal, state and local income tax purposes, if Issuer were treated, for such tax purposes, other than as an entity disregarded as separate from Guarantor. Buyer hereby represents and warrants to Guarantor and Issuer that Buyer is not purchasing the Notes as an extension of credit under a loan agreement entered into in the ordinary course of Buyer’s trade or business (as such terms are used in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended).

11. Severability. In the event any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Guarantor, Issuer or Buyer. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement, as applicable, so as to give effect to the original intent of the Parties.

12. Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement with respect to the Initial Note Purchase and Second Note Purchase and the other transactions contemplated hereby, and supersedes all other agreements and understandings (both written and oral), between the Parties with respect to the subject matter herein. Other than as expressly contained herein, the Parties have made no other representations and warranties to each other regarding the subject matter hereof.

13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received counterparts hereof signed by each other Party.

14. GOVERNING LAW; FORUM. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW RULES OF SUCH STATE. Each of Guarantor, Issuer and Buyer agrees that all actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guaranty, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, the Notes or the Guaranty, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of Guarantor, Issuer and Buyer hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Guarantor, Issuer and Buyer hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Agreement, the Notes or the Guaranty, or the subject matter hereof or thereof, may not be enforced in or by any of the aforesaid courts.

15. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

If to Guarantor:

Lazard LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	(212)-332-5972
Telephone:	(212)-632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Facsimile:	011-39-6-487-1101
Telephone:	011-39-06-478-751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
UNITED STATES OF AMERICA
Attention:	Adam D. Chinn, Esq.
Steven A. Cohen, Esq.
Facsimile:	(212) 403-2000
Telephone:	(212) 403-1000

If to Issuer:

Lazard Funding Limited LLC
30 Rockefeller Center
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	(212)-332-5972
Telephone:	(212)-632-6000

with a copy (which shall not constitute notice) to each of:

Lazard LLC
30 Rockefeller Plaza
New York, New York 10020
UNITED STATES OF AMERICA
Attention:	General Counsel
Facsimile:	(212)-332-5972
Telephone:	(212)-632-6000

Gianni, Origoni, Grippo & Partners Studio Legale
Via Delle Quattro Fontane, 20
00184 Roma
ITALY
Attention:	Francesco Gianni, Esq.
Facsimile:	011-39-6-487-1101
Telephone:	011-39-06-478-751

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
UNITED STATES OF AMERICA
Attention:	Adam D. Chinn, Esq.
Steven A. Cohen, Esq.
Facsimile:	(212) 403-2000
Telephone:	(212) 403-1000

If to Buyer:

Banca Intesa S.p.A.
Via Monte di Pietà, 8
20121 Milano
ITALY
Attention:	Direzione Partecipazioni
Facsimile:	011 39 02 8796 2376
Telephone:	011 39 02 8796 2072

and

Banca Intesa S.p.A.
Via Monte di Pietà, 8
20121 Milano
ITALY
Attention:	Direzione Affari Legali
Facsimile:	011 39-02-8796-2079
Telephone:	011 39-02-8796-3523

with a copy (which shall not constitute notice) to:

Pedersoli Lombardi e Associati
Via Andegari, 4/A
20121 Milano
ITALY
Attention:	Antonio Pedersoli, Esq.
Facsimile:	011 39 02-87919333
Telephone:	011 39 02-879191

and

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 UNITED STATES OF AMERICA
Attention:	George J. Sampas, Esq.
Facsimile:	(212) 558-3588
Telephone:	(212) 558-4000

16. Definitions. For the purposes of this Agreement:

(a) “affiliate” or “affiliates” means, with respect to a person, any other person in which the first such person has a direct or indirect controlling interest or by which the first such person is directly or indirectly controlled or which is under direct or indirect common control with the first such person;

(b) “control” with respect to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

(c) “controlled affiliate” means, with respect to a person, any other person in which the first such person has a direct or indirect controlling interest ignoring the concept of “under common control” (for the avoidance of doubt, the JV Company (as defined in the Transaction Agreement) shall not be deemed to be a controlled affiliate of Guarantor, Issuer or Buyer under this Agreement unless otherwise indicated);

(d) “person” or “persons” include natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities; and

(e) “subsidiary” or “subsidiaries” means, with respect to any person, any corporation, limited liability company, S.p.A. (Società per azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a person (either alone or through or together with any other subsidiary of such person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity (for the avoidance of doubt, the JV Company shall not be deemed to be a subsidiary of either Buyer or Guarantor under this Agreement unless otherwise indicated).

17. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party or, in the case of a waiver, by the Party against whom the waiver is to be effective. The waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

18. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective legal successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder or to otherwise confer any benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the Parties and such successors and assigns.

19. Specific Performance. The Parties acknowledge that there would be no adequate remedy at law if any Party fails to perform any of its obligations hereunder, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 19 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

20. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal successors and permitted assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties.

21. Reliance and Survival of Representations. The respective representations and warranties of each Party contained in Sections 5, 6, or 7, as applicable, shall (i) be deemed to have been relied upon by each Party to which any such representation or warranty is made, notwithstanding any investigation heretofore or hereafter made by or on behalf of a Party to which any such representation and warranty is made, and (ii) survive the execution and delivery of this Agreement, the Guaranty and each of the Notes for a period of 18 months after the date hereof (the “Survival Period”) and, with respect to Sections 6(c) and (d) only, shall have an additional survival period that shall begin on the date of conversion of each of such Notes or, if applicable, both such Notes and shall continue for 18 months from such date of conversion. In the event that a representation or warranty set forth in Section 5, 6 or 7 of this Agreement is breached by the Party making such representation or warranty during the Survival Period and that the Party to whom such representation or warranty is made pursuant to such Section 5, 6 or 7 reasonably makes a good faith claim by giving written notice to such breaching Party prior to the end of the Survival Period, which notice sets forth in reasonable detail the claim being made and the applicable representation or warranty which breach gave rise to such claim, such claim, and only such claim, shall survive until such time as such claim is finally resolved notwithstanding the expiration of the Survival Period.

22. CB Investment Prepayment. In the event that the CB Note shall become immediately due and payable to Guarantor pursuant to Section 5.5 of the CB Investment Agreement, the CB Note Proceeds shall be immediately released to Guarantor; provided, however, that in the event the $50 Million Note shall be outstanding as of the Prepayment Date, on the Prepayment Date: (1) Buyer shall transfer the $50 Million Note to Guarantor, (2) immediately after such transfer to Guarantor, an amount held in the Escrow Account equal to the difference, if positive, between (x) the CB Note Proceeds (as defined in the CB Investment Agreement) and (y) $50 Million Lazard Note Proceeds (as defined in the CB Investment Agreement) shall be immediately released to Guarantor from the Escrow Account, (3) simultaneously therewith the proceeds of the Escrow Account (less any amounts payable to Guarantor pursuant to clause (2) above) shall be released from the Escrow Account to the Buyer, and (4) if the $50 Million Lazard Note Proceeds exceed the CB Note Proceeds, Issuer shall, at its own expense, authenticate, issue and deliver to Buyer a substitute promissory note that shall be identical in all respects to the $50 Million Note except that the face amount shall be an amount equal to the difference between the $50 Million Lazard Note Proceeds and the CB Note Proceeds.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANCA INTESA S.P.A.

By:	/s/Corrado Passera
	Name:	Corrado Passera
	Title:	Managing Director and Chief Executive Officer

LAZARD LLC

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Authorized Person and General Counsel

LAZARD FUNDING LIMITED LLC

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Vice President

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